Exhibit 10(c)

Description of Amendment to Lincoln National Corporation Executives’ Excess Compensation Pension Benefit Plan, Effective January 1, 1989:

Effective January 1, 2005: removal of the existing cap on the amount of annual bonus (50% of bonus in excess of $100,000) that qualifies as compensation eligible for pension benefits.